Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100772 and 333-175304  on Form S-8 of our report dated June 25, 2015 appearing in this Annual Report on Form 11-K of the Modine 401(k) Retirement Plan for Salaried Employees for the year ended December 31, 2014.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin
June 25, 2015